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                                    EXHIBIT 10.2



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                                  ESCROW AGREEMENT

                              Dated:  October 12, 1996


            The parties to this agreement ("Agreement") are Traffic Management Group, Inc., Inc., a Florida corporation and Able Telcom Holding Corp., a Florida corporation (each a "Buyer" and collectively "Buyers"); Gerry W. Hall and J. Barry Hall (each a "Seller" and collectively, "Sellers"); and Rock & Leitz, P.C. (the "Escrow Agent").

            Buyers and Sellers have entered into a Stock Purchase Agreement dated as of October 12, 1996 (the "Stock Purchase Agreement"), a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

            Accordingly, the parties agree as follows:

      1.    Appointment of Escrow Agent.

            Buyers and Sellers appoint Rock & Leitz, P.C. as Escrow Agent, and Rock & Leitz, P.C. accepts that appointment and agrees to hold and dispose of the Escrow Shares in accordance with the terms of this Agreement.

      2.    The Escrow Documents

            a. Pursuant to Section 3.3(a)(v) of the Stock Purchase Agreement, Sellers have delivered to Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, the following (collectively "Sellers' Documents") to be held in escrow in accordance with the terms of this Agreement:

                  (i) Certificate No. 16 representing 450 shares of common stock of Georgia Electric Company, a Georgia corporation ("Georgia Electric"), issued in the name of Traffic Management Group, Inc. (such shares, together with all dividends and other amounts from time to time held by the Escrow Agent under this Agreement, being referred to below as the "Escrow Shares");

                  (ii) The Stock Purchase Agreement, duly executed by Sellers and Georgia Electric, together with all Schedules and Exhibits thereto as provided therein;

                  (iii) An Employment Agreement between Georgia Electric and Gerry W. Hall, duly executed by Gerry W. Hall;

                  (iv) An Employment Agreement between Transportation Safety Contractors, Inc., a Florida corporation ("TSC"), and J. Barry Hall, duly executed by J. Barry Hall;


                  (v) Such other documents, instruments, and certificates as may Buyer may have requested in accordance with the Stock Purchase Agreement and listed on Appendix A hereto.

            b. Pursuant to Section 3.3(b)(iii) of the Stock Purchase Agreement, Buyers have delivered to Escrow Agent, and the Escrow Agent hereby acknowledges receipt of a "Funding
                  Deposit" in the amount of $100,000, the following (collectively, "Buyers' Documents") to be held in escrow in accordance with the terms of this Agreement:

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                  (i)   The Stock Purchase  Agreement,  duly executed by Buyers,
                        together with all Schedules and Exhibits thereto as provided therein;

                  (ii) An Employment Agreement between Georgia Electric, a Florida corporation and Gerry W. Hall, duly executed by Georgia Electric;

                  (iii) An Employment Agreement between TSC and J. Barry Hall, duly executed by TSC;

                  (iv) Such other documents, instruments, and certificates as may Sellers may have requested in accordance with the Stock Purchase Agreement and listed on Appendix B hereto.

            c. Certificates of the respective corporate secretaries of Buyers shall be delivered to the Escrow Agent on or before the Funding Date.


      3.    Release of the Escrow Documents.

            a.    Funding Date.

                  (i) For purposes of this Agreement, the "Funding Date" is October 31, 1996.

                  (ii) The Funding Date may be amended by Sellers to a later date that Sellers may determine; provided that they notify the Escrow Agent of such change prior to 12:00 p.m. on the first business day following the Funding Date.

            b. Delivery of Escrow Documents. The Escrow Agent shall deliver the Buyers' Documents and the Sellers' Documents
      (collectively, the "Escrow Documents") as follows:

                  (i) If the Escrow Agent  receives,  on or before 12:00 p.m. on the Funding Date, confirmation, either oral or written, by a duly authorized representative of the Buyer's bank ("Buyer's Bank") of a wire transfer, of the full amount of the Cash Consideration (less the Funding Deposit) (as such term is defined in the Stock Purchase Agreement), together with a Fed Wire confirmation number and ABA routing number, for credit to the accounts of Sellers, then the Escrow Agent shall promptly deliver to Buyers the Funding Deposit and the Sellers' Documents listed in Paragraph 2.a, above and shall promptly deliver to Sellers the Buyers' Documents listed in Paragraph 2.b, above.

                  (ii) If the Escrow Agent fails to receive, on or before 12:00 p.m. on the Funding Date, confirmation described in Paragraph 3.b.(i) then the Escrow Agent shall:

                        (a) Notify, promptly upon the opening of business on the
                  first business day following the Funding Date, both Sellers and Buyers that no notification of the wiring of the Cash Consideration has been received by the Escrow Agent; and

                        (b) Promptly  after 12:00 p.m. on the date following the
                  Funding Date, deliver to Sellers the Funding Deposit and the Sellers' Documents listed in 2.a and deliver to Buyers the Buyers' Documents listed in 2.b; provided however, if the Sellers have amended the Funding Date as provided in Paragraph 3.a.(ii) within the time period set forth therein, then the Escrow Agent shall retain both Buyers' Documents and Sellers'



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                  Documents and shall  consider  Paragraph 3.a of this Agreement to be amended to reflect such change (and in such case all references herein to "Funding Date" shall refer to the Funding Date as amended).

            c. The Escrow Agent may at any time commence an action in the nature of interpleader or other legal proceedings and may deposit the Escrow Documents with the clerk of a court of competent jurisdiction.

            d. Upon any delivery or deposit of the Escrow Documents as provided in Paragraph 3.b, the Escrow Agent shall be released and discharged from any further obligation under this Agreement. Such delivery is referred to herein and in the Stock Purchase Agreement as the "Closing of the Escrow."

      4.    Concerning the Escrow Agent

            a. The Escrow Agent shall not have any liability to any of the parties to this Agreement or to any third party arising out of its services as Escrow Agent under this Agreement, except for damages directly resulting from the Escrow Agent's gross negligence or willful misconduct.

            b. Buyer and Sellers jointly and severally shall indemnify the Escrow Agent and hold it harmless against any loss, liability, damage or expense (including reasonable attorneys' fees) that the Escrow Agent may incur as a result of acting as escrow agent under this Agreement, except for any loss, liability, damage or expense arising from its own gross negligence or willful misconduct. For this purpose, the term "attorneys' fees" includes fees payable to any counsel retained by the Escrow Agent in connection with its services under this Agreement and, with respect to any matter arising under this Agreement as to which the Escrow Agent performs legal services, its standard hourly rates and charges then in effect.

            c. The Escrow Agent shall be entitled to rely upon any judgment, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity of, or the correctness of any fact stated in, that document and irrespective of any facts the Escrow Agent may know or be deemed to know in any other capacity. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with this Agreement has been duly authorized to do so.

            d. The Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The Escrow Agent shall not have any obligations arising out of or be bound by the provisions of any other agreement, written or oral, including, but not limited to, the Stock Purchase Agreement.

            e. Buyers each acknowledge that the Escrow Agent has represented Sellers in connection with the Stock Purchase Agreement and this Agreement and that it may continue to represent Sellers in that connection and in connection with the transactions contem plated by those agreements, including, but not limited to, in connection with any disputes that may arise under either of those agreements. The Escrow Agent shall not be precluded from or restricted from representing Buyer or otherwise acting as attorneys for Sellers in any matter, including, but not limited to, any court proceeding or other matter related to the Stock Purchase Agreement or the transactions contemplated by the Stock Purchase Agreement, or this Agreement or the Escrow Documents, whether or not there is a dispute between Buyers and Sellers with respect to any such matter. Buyers each irrevocably consent to any such representation and waives any conflict or appearance of conflict with respect to any such representation.

            f. All of the Escrow Agent's rights of indemnification provided for in this agreement shall survive the resignation of the Escrow Agent, its replacement by a successor Escrow Agent, its delivery or deposit of the


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      Escrow  Documents in accordance  with this  Agreement,  the termination of this Agreement, and any other event that occurs after this date.

            g. The Escrow Agent shall have no responsibility with respect to the sufficiency of the arrangements contemplated by this Escrow Agreement to accomplish the intentions of the parties.

            h. The Escrow Agent shall have not laibility to any of the parties hto this Agreement, or to third parties, as a result of any act or omission to act taken on reliance upon the written advice of its counsel.

      5.    Representations.

            Buyers and Sellers each represent and warrant to the Escrow Agent that it or he, as the case may be, has full power and authority to enter into and perform this Agreement; that in the case of Buyer the execution and delivery of this Agreement was duly authorized by all necessary corporate action; and that this Agreement is enforceable against each of them in accordance with its terms.

      6.    Resignation; Successor Escrow Agent.

            The Escrow Agent (and any successor escrow agent) may at any time resign as such upon 15 days' prior notice to each of the other parties. Upon receipt of a notice of resignation, each of the other parties shall use their best efforts to select a successor agent within 30 days, but if within that 30 day period the Escrow Agent has not received a notice signed by both of them appointing a successor escrow agent and setting forth its name and address, the Escrow Agent may (but shall not be obligated to) select on their behalf a bank or trust company to act as successor escrow agent, for such compensation as that bank or trust company customarily charges and on such terms and conditions not inconsistent with this Agreement as that bank or trust company reasonably requires. The fees and charges of any successor escrow agent shall be borne equally by the parties but, in default of which, shall be payable out of the Escrow Documents. A successor escrow agent selected by the resigning Escrow Agent may become the Escrow Agent by confirming in writing its acceptance of the position. Buyer and Sellers each shall sign such other documents as the successor escrow agent reasonably requests in connection with its appointment, and each of them hereby irrevocably appoints the Escrow Agent as its attorney-in-fact to sign all such documents in its name and place. The Escrow Agent may deliver the Escrow Documents to the successor escrow agent selected pursuant to this provision and, upon such delivery, the successor escrow agent shall become the Escrow Agent for all purposes under this Agreement and shall have all of the rights and obligations of the Escrow Agent under this Agreement and the resigning Escrow Agent shall have no further responsibilities or obligations under this Agreement.

      7.    Notices.

            All notices, instructions, objections or other communications under this Agreement shall be in writing and shall be deemed given when sent by United States registered mail, return receipt requested, to the respective parties at the following addresses (or at such other address as a party may specify by notice given in accordance with this paragraph):


      If to Buyers, to it at:

            Able Telcom Holding Corp.
            1601 Forum Place
            Suite 1110
            West Palm Beach, FL  33401
            Attn: William J. Mercurio



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            with a copy to:

            Holland & Knight
            One East Broward Boulevard
            Fort Lauderdale, FL 33301
            Attention:  Donn A. Beloff, Esq.

      If to Sellers, to them at:

            Georgia Electric Company
            1412 W. Oakridge Drive
            Albany, GA 31708

            with a copy to:

            Barry Leitz, Esq.
            Rock & Leitz, P.C.
            2985 Piedmont Road, NE
            Atlanta, GA 30305


      If to the Escrow Agent:

            Barry Leitz, Esq.
            Rock & Leitz, P.C.
            2985 Piedmont Road, NE
            Atlanta, GA 30305


      8.    Miscellaneous.

            a. Escrow Agent shall be reumerated by Buyers for its services hereunder at tis normal hourly rate, not to exceed a total fee of $750.

            b. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid or unenforceable in any jurisdiction the remaining provisions of this Agreement shall not be affected thereby, and the invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction. It is understood, however, that the parties intend each provision of this Agreement to be valid and enforceable and each of them waives all rights to object to any provision of this Agreement.

            c. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign its rights or obligations under this Agreement or any interest in the Escrow Documents without the written consent of the other parties, and any other purported assignment shall be void. In no event shall the Escrow Agent be required to act upon, or be bound by, any notice, instruction, objection or other communication given by a person other than, nor shall the Escrow Agent be required to deliver the Escrow Documents to any person other than, Buyer or Sellers.

            d. This Agreement shall be governed by and construed in accordance with the law of the State of Georgia applicable to agreements made and to be performed in Georgia (without resort to conflicts of law principles).

            e. The courts of Georgia and the United States District Courts for Georgia shall have exclusive jurisdiction over the parties (and the subject matter) with respect to any dispute or controversy arising under or in connection with this Agreement. A summons or complaint or other process in any such action or proceeding served by mail in accordance with section 6 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service.



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            f.  This  Agreement  contains  a  complete  statement  of all of the arrangements among the parties with respect to its subject matter and cannot be changed or terminated orally. Any waiver must be in writing.

            g. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

            h. The section headings used herein are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                              Buyers:

                              TRAFFIC MANAGEMENT GROUP, INC.


                              By: /S/ WILLIAM J. MERCURIO
                                  ---------------------------------
                                    Name:  William J. Mercurio
                                    Title:  President


                              ABLE TELCOM HOLDING CORP.

                              By: /S/ WILLIAM J. MERCURIO
                                  ---------------------------------
                                    Name:  William J. Mercurio
                                    Title:  President



                              Sellers:


                               /S/ GERRY W. HALL
                               ------------------------------------
                               Gerry W. Hall


                               /S/ J. BARRY HALL
                               ------------------------------------
                              J. Barry Hall

                              Escrow Agent:

                              Rock & Leitz, P.C.


                               ROCK & LEITZ, P.C.
                               ------------------------------------
                               By: Barry Leitz

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